As filed with the Securities and Exchange Commission on May 20, 1998.
                                              Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)
                  Oklahoma                           73-1016728
          (State or jurisdiction of               (I.R.S. Employer
       incorporation or organization)             Identification No.)

            321 East Main Street
             Ada, Oklahoma 74820                         74820
  (Address of Principal Executive Offices)            (Zip Code)
                            -------------------------

                 PRE-PAID LEGAL SERVICES, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                                   Randy Harp
                              321 East Main Street
                               Ada, Oklahoma 74820
                     (Name and address of agent for service)
                                 (580) 436-1234
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            J. Bradford Hammond, Esq.
                   Crowe & Dunlevy, A Professional Corporation
                              500 Kennedy Building
                                321 South Boston
                           Tulsa, Oklahoma 74103-3133
                                 (918) 592-9800

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                                       Proposed              Proposed
                                                                       Maximum                Maximum
                                                  Amount to         Offering Price           Aggregate            Amount of
    Title of Securities to be Registered        be Registered        Per Share(1)        Offering Price(1)     Registration Fee
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share            375,000              $37.75              $14,156,250             $4,176
==================================================================================================================================

          (1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on May 11, 1998.

       The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-62663) relating to the Pre-Paid Legal Services, Inc. Stock Option Plan (the "Plan") are incorporated herein by reference. On December 12, 1995 the Board of Directors authorized and on May 24, 1996 the shareholders of the Registrant approved the amendment and restatement of the Plan, in part, to increase the number of shares of Common Stock issuable pursuant to the Plan by 375,000 shares for a total of 1,000,000 shares. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of such 375,000 additional shares of Common Stock that may be issued or sold by the Registrant in connection with the Plan.

       For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ada, State of Oklahoma, on May 20, 1998.

                                     PRE-PAID LEGAL SERVICES, INC.

                                     By:   /s/ RANDY HARP
                                           -----------------------------------
                                           Randy Harp, Chief Financial Officer
                                           and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                            Position                  Date

HARLAND C. STONECIPHER*         Chairman of the Board of          May 20, 1998
-----------------------------   Directors  (Principal
Harland C. Stonecipher          Executive Officer)


WILBURN L. SMITH*               President and Director            May 20, 1998
-----------------------------
Wilburn L. Smith


KATHLEEN S. PINSON*             Vice President, Controller        May 20, 1998
-----------------------------   and Director (Principal
Kathleen S. Pinson              Accounting Officer)


/s/ RANDY HARP                  Chief Financial Officer, Chief    May 20, 1998
-----------------------------   Operating Officer and Director
Randy Harp                      (Principal Financial Officer)


PETER K. GRUNEBAUM*             Director                          May 20, 1998
-----------------------------
Peter K. Grunebaum


JOHN W. HAIL*                   Director                          May 20, 1998
-----------------------------
John W. Hail


DAVID A. SAVULA*                Director                          May 20, 1998
-----------------------------
David A. Savula


SHIRLEY A. STONECIPHER*         Director                          May 20, 1998
-----------------------------
Shirley A. Stonecipher


*By:     /s/ RANDY HARP
         --------------------
         Randy Harp
         Attorney-in-fact

                                INDEX TO EXHIBITS



Exhibit No.                        Description
-----------                        -----------

   5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

  23.1               Consent of Deloitte & Touche LLP.

  23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

  24.1               Powers of Attorney.